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EXHIBIT 5.1

July 19, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

  Re:
  Inamed Corporation
  Registration Statement on Form S-8

Ladies and Gentlemen:

        As legal counsel for Inamed Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 650,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company which may be issued pursuant to the Inamed Corporation 2003 Restricted Stock Plan and the Inamed Corporation 2004 Performance Stock Option Plan (collectively the "Plans").

        We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.

        Based on such examination, we are of the opinion that the 650,000 shares of Common Stock which may be issued as awards or upon exercise of stock options granted under the Plans are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                      Respectfully submitted,

                      /s/ Gray Cary Ware & Freidenrich LLP

                      GRAY CARY WARE & FREIDENRICH LLP

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  EXHIBIT 5.1